                                                                   EXHIBIT 10.10

                              GOVERNANCE AGREEMENT

     This Governance Agreement (the "Agreement") is made as of May 15, 1997, by and among CONCENTRIC NETWORK CORPORATION, a Florida corporation (the "Company"), MARC COLLINS-RECTOR, an individual resident of California ("Collins-Rector"), CHAD SHACKLEY, an individual resident of California ("Shackley") (together with Collins-Rector, the "Founders"), GS CAPITAL PARTNERS, L.P., a Delaware limited partnership ("GSCP"), KLEINER PERKINS CAUFIELD & BYERS VII, a California limited partnership ("KPCB"), KPCB VII Founders Fund, a California limited partnership ("Founders Fund"), KPCB INFORMATION SCIENCES ZAIBATSU FUND II, a California limited partnership ("Zaibatsu Fund" and together with KPCB and Founders Fund, "KP"), and INTUIT, INC. ("Intuit").

     In consideration of the mutual promises made herein, the Company, the Founders, GSCP, KP and Intuit hereby agree as follows:

1. The Founders hereby convert, as of the date hereof, all 106,754 shares of Class B Common Stock of the Company held by them into 106,754 shares of Series A Preferred Stock of the Company and, agree to as soon as practicable, deliver to the Company stock certificates representing all such shares of Class B Common Stock, duly endorsed for transfer to the Company. Each of the Founders and the Company hereby further agree to exchange each share of Series A Preferred Stock held by the Founders upon conversion of the Class B Common Stock into one share of a new Series E Preferred Stock, having the rights, preferences and privileges set forth on Exhibit A attached hereto, solely in the event that the Company has
             ---------
not effected a Qualified Public Offering (as such term is to be defined in the Articles of Incorporation pursuant to clause 2(a)(vii) below) by August 31, 1997, such exchange to be effective within 10 calendar days of such date.

2. Each of the Founders, GSCP, KP and Intuit (to the extent Intuit exercises warrants to purchase Series B Preferred Stock of the Company on or prior to the record date for such shareholder action) hereby agrees to vote all shares of capital stock of the Company over which they have voting control in favor of the following actions, as they shall be approved by the Board of Directors of the Company and submitted for shareholder approval (whether by written consent, at the annual meeting or at any special meeting of shareholders):

     (a) to approve a plan of recapitalization of the Company through an amendment and restatement of the Company's Articles of Incorporation so as to (i) increase the number of authorized Preferred Stock and authorized Common Stock to 255,000,000 and 360,000,000, respectively, provided, however, that the authorized shares of capital stock will be adjusted to give effect to the reverse stock split described in item 2(d) below; (ii) increase the number of authorized shares of Series B Preferred Stock to 13,564,512, (iii) change the conversion rights of the Series A Preferred Stock to eliminate any conversion of Series A Preferred Stock into Class B Common Stock and to provide instead that Series A Preferred Stock will convert into a number of shares of Common Stock equal to the combined number of shares of Class A and Class B Common Stock into which the Series A Preferred Stock otherwise would have converted (i.e., 1.0032 shares of Common Stock), (iv) eliminate the Class B Common Stock from the Company's capital structure, (v) redesignate the Class A Common

          Stock as Common Stock, and (vi) amend the definition of "Qualified Public Offering" to reduce to $50,000,000 the Corporation Valuation (as defined in the Articles of Incorporation) required in a Qualified Public Offering and to reduce to $15,000,000 the aggregate size of the public offering required for a Qualified Public Offering (the "Amended and Restated Articles");

     (b) to approve a second amendment to the Company's Amended and Restated Articles, solely in the event that the Company does not effect a Qualified Public Offering by August 31, 1997, to authorize 106,754 shares of a new Series E Preferred Stock of the Company having the rights, preferences and privileges set forth on Exhibit A and to
                                                          ---------
          effect the conversion of each share of Series A Preferred Stock held by the Founders into one share of the new Series E Preferred Stock; provided, however, that the authorized shares of Series E Preferred Stock will be adjusted to give effect to the reverse stock split described in item 2(d) below;

     (c) to approve the reincorporation of the Company from Florida into Delaware and the related merger agreement to effect such reincorporation; and to approve the related agreements, amendments to the Certificate of Incorporation, Bylaws, director and officer indemnification agreements, other documents and contracts, and other necessary or appropriate actions in connection therewith by the Company and the Company's Delaware subsidiary;

     (d) to approve a 15:1 reverse stock split of the outstanding shares of Common Stock of the Company as part of the reincorporation of the Company into Delaware;

     (e) to elect Henry Nothhaft and Edward Zander as "Common Directors" of the Company within the meaning of the Articles of Incorporation of the Company, as amended; provided, however, that Shackley will have no such obligation to vote for any directors under the terms of this Agreement;

     (f) approve an amendment to the Company's 1996 Stock Plan to reserve up to 11,900,000 additional shares for issuance thereunder;

     (g) to approve a new 1997 Stock Option Plan and an Employee Stock Purchase Plan designed to comply with Section 423 of the Internal Revenue Code in such forms and with such share reserves as may be determined by the Board of Directors of the Company in its reasonable discretion;

     (h) to approve a proposal to permit the Company to exceed the 30 percent limit for outstanding options to purchase shares of the Company as such limit is set forth in Section 260.140.45 and related sections of the California Code of Regulations;

     (i) to approve an Amended and Restated Certificate of Incorporation of the Company to be filed in connection with: (i) the closing of the IPO (as defined below) and (ii) the conversion of the outstanding shares of the Company's Preferred Stock into Common Stock, which shall establish the authorized shares of capital stock of the Company as 100,000,000 shares of Common Stock and 10,000,000 shares of undesignated Preferred Stock; and

     (j) to approve the terms of an interim financing of the Company in such amount and on such terms as may be determined by the Board of Directors of the Company in its reasonable discretion, subject to any pre-existing shareholder rights granted by applicable statutes or other written agreement.

3. GSCP, KP and Intuit hereby agree that upon filing of the Amended and Restated Articles, the irrevocable proxies granted by each of the Founders to GSCP pursuant to Sections 5(a) and 5(b) of the Amended and Restated Stockholders Agreement by and among the Company, GSCP, KP, Intuit and the Founders, shall expire and be of no further force and effect.

4. The Company agrees to place an Eligible Nominee designated by the Founders on the Company's Board of Directors, as a representative director of the Common shareholders. The Company will use reasonable efforts to maintain such Eligible Nominee on the Board of Directors until the earlier to occur of (i) one year after the closing of the IPO (as defined below), (ii) the expiration or full release of the Founders (including a release pursuant to section 8 of this Agreement) from any lock-up restrictions granted to the underwriters in connection with such IPO (including, without limitation, the Lock-Up Agreement); or (iii) the sale of all or substantially all of the assets of the Company or the merger, acquisition or other reorganization of the Company in which more than fifty percent of the voting power of the Company is disposed of; subject, however, to the right of the Board of Directors or shareholders to remove such Eligible Nominee from the Board as provided by applicable law. An "Eligible Nominee" shall be a person, other than a Founder, who has industry credentials and is reasonably acceptable to the other Board members. The Company and the Founders acknowledge and agree that initially such Eligible Nominee shall be Robert W. Doede. The appointment of Mr. Doede shall occur promptly following the execution and delivery of this Agreement.

5. The Company hereby agrees to use commercially reasonable efforts to effect the following by August 31, 1997:

     (a) obtain the necessary approvals of its Board of Directors and shareholders to effect an underwritten, firm commitment initial public offering of the Company's Common Stock (the "IPO");

     (b)  engage an underwriter or underwriters to effect such an IPO; and

     (c) prepare and file a registration statement in connection with such an IPO with the Securities and Exchange Commission, and take all reasonable actions to have such registration statement declared effective as soon as practicable after filing.

     The Founders recognize that the Company cannot guarantee that a public offering by the Company will be possible or desirable prior to or on August 31, 1997, or at any time thereafter, but if market conditions or other factors make an IPO undesirable, in the determination of the Company and its underwriter or underwriters, the Company will consult in good faith with the Founders about the possible steps that may be taken under the circumstances, with a view to enabling the Founders to sell their shares as soon as reasonably possible, subject to compliance with applicable securities laws. Notwithstanding the foregoing, the Company will be under no obligation to effect an IPO or to register the shares of the Founders in the event that an IPO is not possible or desirable and the Founders further recognize and agree that the other provisions of this Agreement, including but not limited to each of the Founders obligations in paragraph 2 above, will survive and remain in full force and effect if, for any reason, the Company is not able to effect an IPO.

6. Each of GSCP, KP and Intuit hereby agree to vote for amendments to existing registration rights agreements to give the Founders' shares piggyback registration rights with priority over all other Registrable Securities (as defined therein) in any follow-on offering effected by the Company prior to the expiration or full release of lock-up agreements entered into by the Founders with the underwriters in connection with the IPO in the event of a cutback by the underwriter on the number of shares that may be offered or sold by selling shareholders, it being understood that such amendments require the approval of additional parties not signatories to this Agreement and will not be implemented without such approval. The Company agrees to use its reasonable efforts to obtain the signature of such additional parties to effectuate the foregoing as soon as possible.

7. The Company and the Founders acknowledge and agree that each Founder has options to purchase 1,200,100 shares of the Company's Common Stock (the "Founders' Options") and that all of such options are fully vested, are in full force and effect as of the date hereof and do not expire prior to August 19, 1999. Within 90 days of the closing of the IPO, the Company agrees to file a Registration Statement on Form S-8 to register the shares issuable, among other things, upon exercise of the Founders' Options. The Founder's recognize and agree that such shares issuable on exercise of the Founders' Options will be subject to the Lock-Up restrictions described below.

8. Collins-Rector agrees to execute and deliver to the Company the lock-up agreement in the form attached hereto as Exhibit B (the "Lock-Up Agreement");
                                         ---------
provided, however, (i) if any officer, director or shareholder of the Company (other than Shackley but including, without other limitation, KP or GSCP) enters into a lock-up agreement with the underwriters of the IPO that provides for a shorter lock-up period, the Lock-Up Agreement shall automatically be amended to provide for a lock-up period that is the same lock-up period agreed to by such other shareholder, (ii) if KP, GSCP, Telecom Italia, Racal Datacom or Softbank Holdings, Inc. do not enter into a lock-up agreement prior to the closing of the IPO, the Lock-Up Agreement shall automatically terminate and be null and void ab initio and (iii) if any shareholder of the Company (other than Shackley) who has previously entered into a lock-up agreement with the underwriters of the IPO is released in any manner from the terms of their lock-up or similar agreement (or the terms of such agreement are amended in favor of such shareholder), Collins-Rector shall also be similarly released (or in the event of an amendment, the same amendment shall also apply to the Lock-Up Agreement in favor of Collins-Rector).

9. The Company and each of the Founders, GSCP, KP and Intuit hereby amend the provisions of any and all agreements each may have with the Company, including but not limited to (i) that certain Preferred Stock and Warrant Purchase Agreement, dated April 20, 1995, as amended, (ii) that certain Amended and Restated Stockholder Agreement dated April 20, 1995, as amended, and (iii) each of the Irrevocable Proxies granted by such party to vote the shares of capital stock of the Company, to conform the definition of "Qualified Public Offering", or similar term contained therein, to the definition of Qualified Public Offering described in the Amended and Restated Articles (noted at paragraph 2(a) above).

10. Concurrently with the execution of this Agreement, the Company agrees to execute and deliver to the Founders a release of the noncompetition covenants of the Founders in the form attached hereto as Exhibit C.
                                            ---------

11. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. The Founders and each of the other parties hereto will cooperate with the Company to carry out the purposes and intents of this Governance Agreement.



                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Governance Agreement as of the date first above written.

                                  CONCENTRIC NETWORK CORPORATION


                                  By:  /s/ Michael Anthofer
                                       --------------------
                                       Michael Anthofer
                                       Vice President and Chief Financial
                                       Officer


FOUNDERS                          INTUIT, INC.


/s/ Marc Collins-Rector           By:  /s/
-----------------------               ------------------------------
Marc Collins-Rector                   Name:
                                      Title:

/s/ Chad Shackley
-----------------
Chad Shackley



GS CAPITAL PARTNERS, L.P.         KPCB INFORMATION SCIENCES ZAIBATSU FUND II

By: GS Advisors, L.P., its
    general partner
    By:  GS Advisors, Inc., its   By:  KPCB VII ASSOCIATES, its general partner
         general partner


By: /s/                           By:  /s/
    ----------------------------       --------------------------------
    Name:                              Name:
    Title:                             Title:



KLEINER PERKINS CAUFIELD &
BYERS VII                         KPCB VII FOUNDERS FUND

By:  KPCB VII ASSOCIATES, its
general partner                   By: KPCB VII ASSOCIATES, its general partner


By:  /s/                          By:  /s/
     -------------------------         ---------------------------
     Name:                             Name:
     Title:                            Title:

                                   Exhibit A
                                   ---------

                        CONCENTRIC NETWORK CORPORATION
                         SERIES E PROPOSED TERM SHEET

     The issuance of Series E Preferred Stock by Concentric Network Corporation (the "Company") will be accomplished by the conversion of 106,789 shares of the Company's authorized shares of Series A Preferred Stock, constituting all of the outstanding shares of Series A Preferred Stock of the Company held by Marc Collins-Rector and Chad Shackley (the "Founders"), into 106,789 shares of a new class of Series E Preferred Stock having the rights, preferences and privileges set forth below.

      The following term sheet is subject in its entirety to the terms of the definitive documentation to be executed and delivered in connection with the conversion of the Series B Common Stock and the issuance of the Series E Preferred Stock.

ISSUER:             Concentric Network Corporation, a Florida corporation (the
                    "Company")

TYPE OF
SECURITY:           Series E Preferred Stock ("Series E Shares" or "Series E
                    Preferred")

CONVERSION OF
FOUNDERS' SERIES A
PREFERRED STOCK:    Each outstanding share of Series A Preferred Stock held by the Founders will be automatically converted into a single share of Series E Preferred Stock if the Company has not effected a Qualified Public Offering by August 31, 1997.

CLASSES OF
PREFERRED STOCK:    The Company has four other outstanding series of Preferred
                    Stock. The Series E Preferred will rank on a parity, in terms of rights in respect of the dissolution, liquidation or winding-up of the Company, with the Series A, B, C and D
                    Preferred Stock.

CONVERSION:         The Series E Preferred automatically will be converted into shares of Common Stock on a one for one basis upon the closing of an underwritten public offering and is convertible at the option of the holder into shares of Common Stock. The Series E Preferred Stock is not afforded antidilution adjustments other than with respect to splits, combinations, recapitalizations and the like of the Common
                    Stock.

DIVIDENDS:          Holders of Series A, B, C, D and E Preferred Stock will be entitled to equivalent dividends and distributions (other than those paid in additional shares of Common Stock) as those paid on shares of Common stock (or any other class of capital stock, but excluding senior classes). Such equivalent dividends will be determined based upon the dividend payable on the number of shares of Common Stock into which such shares of Series A, B, C, D and E Preferred could be converted on the record date for the declaration of such dividends.

LIQUIDATION

PREFERENCE:         In the event of any liquidation, dissolution or winding up of the Company, holders of Series E Preferred will be entitled to an amount equal to $0.01 plus all accrued and unpaid dividends per share, on a parity with the holders of Series A, B, C and D Preferred Stock before any payments are made to the holders of Common Stock or any other junior securities. In the event that the Company has insufficient funds to pay the full liquidation preference payable to the holders of Series A, B, C, D and E Preferred Stock, and the holders of any class or series of Preferred Stock that is on a parity with the Series A, B, C, D and E Preferred Stock, the existing funds will be allocated among the holders of all such shares pro rata in proportion to the full amounts to which they would respectively otherwise be entitled.

PREFERRED
STOCK
PROVISIONS:         Series E Preferred is entitled to vote on all matters and
                    votes as a single class with the Common Stock and other series of Preferred Stock of the Company except as set forth below. Voting by the Series E Preferred as a separate voting group is required: (a) on a proposed amendment to the Articles of Incorporation that would (i) increase or decrease the aggregate number of authorized shares of the Series E Preferred, (ii) effect an exchange or reclassification of all or part of the shares of the Series
                    E Preferred into shares of another class or series, (iii) effect an exchange or reclassification, or create a right of exchange, of all or part of the shares of another series or class into the shares of the Series E Preferred, (iv) change the designation, rights, preferences, or limitations of all or part of the shares of the Series E Preferred, (v) change the shares of all or part of the Series E Preferred into a different number of shares of the same series, (vi) create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the Series
                    E Preferred, (vii) increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the Series
                    E Preferred, (viii) limit or deny an existing preemptive right of all or part of the shares of the Series E
                    Preferred, (ix) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the Series E
                    Preferred; (b) on a plan of merger if the plan contains a provision which, if contained in a proposed amendment to the articles of incorporation, would entitle the Series E
                    Preferred to vote as a separate voting group on the proposed amendment; or (c) on a plan of share exchange if the shares of the Series E Preferred are to be converted or exchanged under such plan or if the plan contains any provisions which, if contained in a proposed amendment to the articles of incorporation, would entitle the Series E Preferred to vote as a separate voting group. On any matter on which the holders of the Series E Preferred are entitled to vote, each share is entitled to the number of votes equal to the number of shares of Common Stock into which each such share is then convertible.

                                   Exhibit B
                                   ---------



                             ________________, 1997


Concentric Network Corporation
10590 N. Tantau Avenue
Cupertino, CA 95104


     RE: PROPOSED INITIAL PUBLIC OFFERING OF COMMON STOCK OF CONCENTRIC NETWORK CORPORATION

Ladies and Gentlemen:

     The undersigned is a shareholder and optionholder of Concentric Network Corporation, a Florida corporation ("CNC-Florida"). The undersigned understands that either CNC- Florida or Concentric Network Corporation, a Delaware corporation and wholly-owned subsidiary of CNC-Florida ("CNC-Delaware, and as the surviving corporation of a merger of CNC-Florida and CNC-Delaware, the "Company") intends to enter into an underwriting agreement (the "Underwriting Agreement") with one or more underwriters, as Representatives of the several Underwriters (the "Underwriters"), providing for the purchase by the Underwriters from the Company of shares of common stock of the Company (collectively, the "Underwritten Stock") and for the public offering of such Underwritten Stock by the Underwriters. The undersigned further understands that the proposed sale of the Underwritten Stock by the Company is the subject of a Registration Statement on Form S-1 (the "Registration Statement") proposed to be filed with the Securities and Exchange Commission, which includes a preliminary prospectus to be used in offering the Underwritten Stock to the public. The undersigned also understands that the preliminary prospectus and the final prospectus will contain a statement to the effect that the Company, its directors and executive officers and certain of its shareholders have agreed not to offer, sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly: (1) any shares of the Company's common stock or securities convertible into, or exchangeable for, the Company's common stock or other rights to purchase the Company's common stock (collectively, the "Common Stock"); or (2) any shares of the Underwritten Stock or securities convertible into, or exchangeable for, Underwritten Stock or warrants or other rights to purchase the Underwritten Stock, for a period commencing on the date hereof and continuing for at least 360 days from the effective date of the Registration Statement (the "Lock-Up Period"), without the prior written consent of the lead underwriter selected by the Company (the "Lead Underwriter").

     In light of the foregoing, the undersigned hereby represents, warrants and agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of the Lead Underwriter, offer, sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of the Common Stock or the Underwritten Stock or securities convertible into, or exchangeable for, the Common Stock or the Underwritten Stock or warrants or other rights to purchase the Common Stock or the Underwritten Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended).

     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of the Common Stock or the Underwritten Stock during the Lock-Up Period even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or Underwritten Stock or with respect to any security that includes, relates to or derives any significant part of its value from such shares.

     Notwithstanding anything to the contrary contained herein or otherwise, in the event the Registration Statement is not declared effective by the Securities and Exchange Commission on or prior to August 31, 1997, this Agreement shall automatically terminate and be deemed null and void ab initio.

     It is understood and agreed that the foregoing representations and agreements are provided as an inducement to, and may be relied upon by, the Company, the Lead Underwriter and the Underwriters in connection with their entering into the Underwriting Agreement and the preparation and distribution of the Registration Statement and the prospectus, and that the Lead Underwriter is intended to be a third party beneficiary of this Agreement with full right to enforce this Agreement as though a party hereto.

     This letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

                                 Very truly yours,


                                 ________________________________________
                                 (Company Name if applicable)


                                 ________________________________________
                                 Signature

                                 ________________________________________
                                 Print Name

                                 ________________________________________
                                 Title (if applicable)

                                   EXHIBIT C
                                   ---------

                        CONCENTRIC NETWORK CORPORATION
                           10590 North Tantau Avenue
                              Cupertino, CA 95104

                                 May __, 1997


Mr. Chad Shackley
2700 Benedict Canyon
Beverly Hills, CA 90210

     Re:  Waiver of Non-Competition Covenant

Dear Chad:

     As you know, you have entered into a Confidentiality, Non-Competition and Copyright Agreement (the "Agreement") with Concentric Network Corporation (the "Company"). Section 2 of the Agreement prevents you from competing with the Company during your employment and for the two-year period after your termination of employment with the Company. As partial consideration for your execution of the Governance Agreement, dated of even date herewith, of which this letter is an exhibit, the Company hereby agrees to conditionally waive and terminate the restrictions placed on you by Section 2 of the Agreement and any similar noncompetition covenants (whether oral or written) that may be in effect and to further release you from any and all claims the Company may have against you or your affiliates for any prior breach of Section 2 of the Agreement or any other similar noncompetition covenant (whether oral or written) that may be in effect (the "Waiver and Release"). This Waiver and Release pertains only to
Section 2 of the Agreement and any other noncompetition provision (whether written or oral) that may be in effect, and all other provisions of the Agreement will remain in full force and effect unless otherwise modified by mutual consent of the parties.

     The Waiver and Release will be effective as of the date of this letter upon the concurrent execution and delivery to the Company of the Governance Agreement and is expressly conditioned on your full performance of each of your obligations thereunder.

     Please counter-sign and return the enclosed copy of this letter, together with the Governance Agreement, as an acknowledgment of the terms of this letter.

May __, 1997
Page 2

     Please do not hesitate to contact me at (408) 342-2800 if you have any questions regarding this letter agreement. Thank you in advance for your cooperation.

                              Very truly yours,

                              CONCENTRIC NETWORKS CORPORATION


                              By:   _______________________________
                                    Michael F. Anthofer
                                    Senior Vice President and
                                    Chief Financial Officer


ACKNOWLEDGED AND AGREED:

CHAD SHACKLEY


By:  ___________________________
     Chad Shackley